AMENDMENT NO. 12

GLOBAL CUSTODY AGREEMENT

Amendment No. 12, dated as of June 13, 2014 (“Amendment No. 12”), to the Global Custody Agreement dated as of December 31, 2001, as amended (“Agreement”), by and between AXA Premier VIP Trust (“Trust”), on behalf of each of the portfolios designated on Schedule C, and JPMorgan Chase Bank (“Bank”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

The Trust and Bank hereby agree to modify and amend the Agreement as follows:

1.	Removed Portfolios.

(a) Effective June 13, 2014, the following Portfolios of the Trust are hereby deleted in their entirety from the Agreement: Multimanager Aggressive Equity Portfolio, Multimanager Core Bond Portfolio, Multimanager International Equity Portfolio, Multimanager Large Cap Value Portfolio, Multimanager Mid Cap Growth Portfolio, Multimanager Mid Cap Value Portfolio, and Multimanager Technology Portfolio.

(b) Effective June 20, 2014, the Multimanager Large Cap Core Equity Portfolio is hereby deleted in its entirety from the Agreement.

2.

Schedule C. Schedule C to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule C attached hereto.

3.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 12 as of the date first above set forth.

AXA PREMIER VIP TRUST (the “Trust”), on behalf of each of the portfolios designated on Schedule C		JPMORGAN CHASE BANK

By:	/s/ Brian Walsh	By:	/s/ Brian Eckert
Name:	Brian Walsh	Name:	Brian Eckert
Title:	Chief Financial Officer and Treasurer	Title:	Vice President

AMENDMENT NO. 12

SCHEDULE C

GLOBAL CUSTODY AGREEMENT

PORTFOLIOS OF THE TRUST

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative–Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate–Plus Allocation Portfolio

CharterSM Fixed Income Portfolio

CharterSM Conservative Portfolio

CharterSM Moderate Portfolio

CharterSM Moderate Growth Portfolio

CharterSM Growth Portfolio

CharterSM Aggressive Growth Portfolio

CharterSM Equity Portfolio

CharterSM International Conservative Portfolio

CharterSM International Moderate Portfolio

CharterSM International Growth Portfolio

CharterSM Income Strategies Portfolio

CharterSM Interest Rate Strategies Portfolio

CharterSM Real Assets Portfolio

CharterSM Alternative 100 Conservative Plus Portfolio

CharterSM Alternative 100 Moderate Portfolio

CharterSM Alternative 100 Growth Portfolio

CharterSM Multi-Sector Bond Portfolio

CharterSM Small Cap Growth Portfolio

CharterSM Small Cap Value Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio